July 2026

Free Writing Prospectus
Registration Statement No. 333-277211
Dated July 16, 2026
Filed Pursuant to Rule 433

STRUCTURED INVESTMENTS

Opportunities in International Equities

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027

Based on the Performance of the Invesco QQQ Trust[SM], Series 1

Principal at Risk Securities

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage (the "securities") do not guarantee the repayment of the stated principal amount. Instead, the securities offer the opportunity for investors to earn the contingent coupon on each coupon payment date on which the securities are outstanding. If the closing price of the underlying shares is equal to or greater than the call threshold level on any determination date (other than the final determination date), on the corresponding coupon payment date the securities will be redeemed early for an amount per security equal to the stated principal amount plus the contingent coupon with respect to such coupon payment date plus any previously unpaid contingent coupons. If the closing price of the underlying shares is less than the call threshold level on any determination date (other than the final determination date) and greater than the coupon barrier, on the corresponding coupon payment date the securities will not be redeemed early and investors will receive the contingent coupon plus any previously unpaid contingent coupons. If the securities are not redeemed early and the closing price of the underlying shares on the final determination date (the "final price") is equal to or greater than the downside threshold level, on the maturity date investors will receive an amount per security equal to the stated principal amount plus the contingent coupon with respect to the maturity date plus any previously unpaid contingent coupons. If, however, the securities are not redeemed early and the final price is less than the downside threshold level, on the maturity date, investors will receive the stated principal amount + [stated principal amount x (Reference Return + 10.00%) x Downside Leverage Factor]. **Accordingly, the securities do not guarantee any return of principal at maturity. Investors may lose up to 100% of the stated principal amount of the securities. The securities are senior unsecured debt securities of HSBC USA Inc. ("HSBC"), and all payments on the securities are subject to the credit risk of HSBC.**

SUMMARY TERMS

Issuer:	HSBC USA Inc. ("HSBC")
Underlying shares:	The Invesco QQQ Trust[SM], Series 1 (Bloomberg symbol: QQQ UQ)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 15, 2026
Trade date*:	July 16, 2026
Original issue date*:	July 21, 2026 (3 business days after the trade date)
Maturity date*:	July 21, 2027, subject to adjustment as described in the accompanying ETF Underlying Supplement.
Early redemption:	If, on any determination date (other than the final determination date), the closing price of the underlying shares is equal to or greater than the call threshold level, the securities will be redeemed early and we will pay you on the applicable Coupon Payment Date (which will also be the "Call Settlement Date") a cash payment per Note equal to your Principal Amount plus the Contingent Coupon otherwise due on such date together with any previously unpaid Contingent Coupons with respect to any prior Observation Dates. **No further payments will be made on the securities once they have been redeemed.**
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount *plus* (ii) the Contingent Coupon otherwise due on such date together with any previously unpaid Contingent Coupons with respect to any prior Observation Dates.
Contingent coupon payment:	On each coupon payment date on which the closing price of the underlying shares is equal to or greater than the coupon barrier, we will pay a coupon payment of at least approximately $13.7167 per month (equivalent to at least 16.46% per annum of the stated principal amount) (to be determined on the trade date) per security on the related coupon payment date plus any previously unpaid contingent coupons, unless the securities were previously redeemed early. The actual coupon payment will be determined on the trade date. You may not receive any coupon payments over the term of the securities.
Determination dates*:	August 17, 2026, September 16, 2026, October 16, 2026, November 16, 2026, December 16, 2026, January 19, 2027, February 16, 2027, March 16, 2027, April 16, 2027, May 17, 2027, June 16, 2027 and July 16, 2027(the Final Valuation Date), each subject to adjustment as described in the accompanying ETF Underlying Supplement
Coupon payment dates*:	August 20, 2026, September 21, 2026, October 21, 2026, November 19, 2026, December 21, 2026, January 22, 2027, February 19, 2027, March 19, 2027, April 21, 2027, May 20, 2027, June 22, 2027 and July 21, 2027 (the Maturity Date), each subject to adjustment as described in the accompanying ETF Underlying Supplement.
Contingent coupon:	**If the official closing price of the Underlying Shares on any Determination Date or the final price is equal to or greater than the Coupon Barrier**, HSBC will pay you the Contingent Coupon on the corresponding Coupon Payment Date as well as any previously unpaid Contingent Coupon with respect to a prior Determination Date. **If the official closing price of the Underlying Shares on any Determination Date or the final price is less than the Coupon Barrier**, the Contingent Coupon applicable to such date will not be payable and HSBC will not make any payment to you on the relevant Coupon Payment Date. If a Contingent Coupon is not paid on a Coupon Payment Date because the official closing price of the underlying shares on that Observation Date is less than the coupon barrier, such Contingent Coupon will be paid on a later Coupon Payment Date if the official closing price or the final price, as applicable, is equal to or greater than the coupon barrier on such later Observation Date. For the avoidance of doubt, once a previously unpaid Contingent Coupon has been paid on a later Coupon Payment Date, it will not be paid again on any subsequent Coupon Payment Date. The Contingent Coupon is at least approximately $13.7167 per Note per each Coupon Payment Date. The table below sets forth the expected Observation Dates, Coupon Payment Dates and the potential Contingent Coupons.

Contingent Coupon

Expected Observation Dates	Expected Coupon Payment Dates	Expected Contingent Coupons
August 17, 2026	August 20, 2026	Approximately $13.7167
September 16, 2026	September 21, 2026	Approximately $13.7167
October 16, 2026	October 21, 2026	Approximately $13.7167
November 16, 2026	November 19, 2026	Approximately $13.7167
December 16, 2026	December 21, 2026	Approximately $13.7167
January 19, 2027	January 22, 2027	Approximately $13.7167
February 16, 2027	February 19, 2027	Approximately $13.7167
March 16, 2027	March 19, 2027	Approximately $13.7167
April 16, 2027	April 21, 2027	Approximately $13.7167
May 17, 2027	May 20, 2027	Approximately $13.7167
June 16, 2027	June 22, 2027	Approximately $13.7167
July 16, 2027 (the Final Valuation Date)	July 21, 2027 (the Maturity Date)	Approximately $13.7167

Payment at maturity:

- If the final price is **equal to or greater than** the downside threshold level: HSBC will pay you a cash payment on the Maturity Date equal to: (i) the stated principal amount plus (ii) the contingent coupon otherwise due on such date together with any previously unpaid contingent coupons with respect to any prior Determination Dates
- If the final price is **less than** the downside threshold level: HSBC will pay you a cash payment on the Maturity Date equal to: the stated principal amount + [stated principal amount x (Reference Return + 10.00%) x Downside Leverage Factor]

If the securities are not redeemed early and the final price is less than the downside threshold level, you will lose approximately 1.1111% of the Principal Amount for each 1% that the final price is below the downside threshold level and, in extreme situations, you could lose all of your initial investment.

Reference return: The quotient, expressed as a percentage, calculated as follows:

$$\frac{\text{final price} - \text{initial price}}{\text{initial price}}$$

Downside leverage factor: 100/90.00, which is equal to approximately 1.1111.

Commissions and issue price:	Price to public	Agent's commissions	Proceeds to issuer
Per security	$1,000.00	$0.50[1] $0.50[2]	$999.00

HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027
Based on the Performance of the Invesco QQQ Trust℠, Series 1
Principal at Risk Securities

Total	$	$	$

(1) *HSBC Securities (USA) Inc., acting as agent for HSBC, will receive a fee of $1.00 per $1,000 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.50 for each security they sell. See "Additional Information About the Securities — Supplemental plan of distribution (conflicts of interest)."*

(2) *Of the $1.00 per $1,000 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.50 for each security.*

**** The trade date, original issue date and the other dates set forth above are subject to change, and will be set forth in the pricing supplement relating to the securities.***

The estimated initial value of the securities on the trade date is expected to be between $947.50 and $997.50 per security, which will be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See "Estimated initial value" below and "Risk Factors" beginning on page 10 of this document for additional information. Investment in the securities involves certain risks. See "Risk Factors" beginning on page 10 of this free writing prospectus, page S-1 of the ETF Underlying Supplement and page S-1 of the prospectus supplement.

Neither the U.S. Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved the securities, or determined that this free writing prospectus or the accompanying ETF Underlying Supplement, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Call threshold level:	$, which is 100.00% of the initial price
Downside threshold level:	, which is 90.00% of the initial price
Coupon barrier:	, which is 90.00% of the initial price
Initial price:	$, which was the official closing price of the underlying shares on the pricing date
Final price:	The official closing price of the underlying shares on the final determination date.
Estimated initial value:	The estimated initial value of the securities is expected to be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the trade date and will be set forth in the pricing supplement to which this free writing prospectus relates. See "Risk Factors — The estimated initial value of the securities, which will be determined by us on the trade date, is expected to be less than the price to public and may differ from the market value of the securities in the secondary market, if any."
CUSIP / ISIN:	40447EW77 / US40447EW779
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation Agent:	HSBC Securities (USA) Inc., an affiliate of HSBC. See "Risk Factors—General Risk Factors—The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities."

HSBC has filed a registration statement (including a prospectus, a prospectus supplement and ETF Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering.

You may get these documents for free by visiting EDGAR on the SEC's web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and ETF Underlying Supplement if you request them by calling (212) 525-8010.

You should read this document together with the related ETF Underlying Supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

The ETF Underlying Supplement dated February 21, 2024 at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025949/tm244959d4_424b2.htm
The prospectus supplement dated February 21, 2024 at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm
The prospectus dated February 21, 2024 at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

The securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction, and involve investment risks including possible loss of the stated principal amount invested due to the credit risk of HSBC.

July 2026 Page 2

HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027
Based on the Performance of the Invesco QQQ Trust[SM], Series 1
Principal at Risk Securities

Investment Summary

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage

Principal at Risk Securities

The Buffered Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027 based on the performance of the Invesco QQQ Trust[SM], Series 1, which we refer to as the securities, provide an opportunity for investors to receive a coupon payment, which is an amount equal to at least approximately $13.7167 per month (equivalent to at least 16.46% per annum of the stated principal amount) (to be determined on the trade date) per security, with respect to each monthly valuation date on which the closing price of the underlying shares is greater than or equal to 90.00% of the initial price, which we refer to as the downside threshold level. The monthly contingent coupon payment, if any, will be payable monthly on the relevant contingent coupon payment date. The actual coupon payment will be determined on the trade date. If the securities have not been previously redeemed, the coupon payment will be payable on the relevant coupon payment date, which is the third business day after the related determination date, except that the coupon payment date for the final determination date will be the maturity date.

If the closing price of the underlying shares is less than the coupon barrier on an observation date, the contingent coupon applicable to such observation date will not be payable to you on the relevant coupon payment date. In addition, if a contingent coupon is not paid on a coupon payment date because the closing price of the underlying shares on that observation date is less than the coupon barrier, such contingent coupon will be paid on a later coupon payment date if the closing price of the underlying shares is equal to or greater than the coupon trigger on such later observation date, up to and including the final valuation date. Once a previously unpaid contingent coupon has been paid on a later coupon payment date, it will not be paid again on any subsequent coupon payment date. You may not receive any Contingent Coupon payments over the term of the securities.

If the closing price of the underlying shares is **equal to or greater than** the call threshold level on any of the determination dates other than the final determination date, the securities will be automatically redeemed for an early redemption amount equal to (i) the stated principal amount plus (ii) the coupon payment with respect to the related coupon payment date together with any previously unpaid contingent coupons with respect to any prior Determination Dates.

If the securities have not previously been redeemed early and the final price is **equal to or greater than** 90.00% of the initial price, which we refer to as the downside threshold level, the payment at maturity will be the sum of (i) the stated principal amount and (ii) the contingent coupon otherwise due on such date together with any previously unpaid contingent coupons with respect to any prior Determination Dates.

If, however, the securities are not redeemed early and the final price is **less than** the downside threshold level, the payment at maturity will be the stated principal amount + [stated principal amount x (Reference Return + 10.00%) x Downside Leverage Factor]. In this case, investors will lose approximately 1.1111% of the Principal Amount for each 1% that the final price is below the downside threshold level, and in extreme situations, investors could lose all of their initial investment. In addition, investors will not participate in any appreciation of the underlying shares.

July 2026

Page 3

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027
Based on the Performance of the Invesco QQQ Trust[SM], Series 1
Principal at Risk Securities

Key Investment Rationale

The securities offer the opportunity for investors to receive the contingent coupon equal to at least approximately $13.7167 per month (equivalent to at least 16.46% per annum of the stated principal amount) per security on each coupon payment date on which the securities are outstanding. The actual contingent coupon will be determined on the trade date. Payments on the securities will vary depending on the closing price or final price of the underlying shares on each determination date and/or the final determination date, respectively, relative to the call threshold level and the downside threshold level, as follows:

Scenario 1	**On any determination date other than the final determination date, the closing price is *equal to or greater than* the call threshold level.** ▪ The securities will be automatically redeemed early for an early redemption amount equal to (i) the stated principal amount plus (ii) the contingent coupon otherwise due on such date together with any previously unpaid contingent coupons with respect to any prior Observation Dates. ▪ Investors will not participate in any appreciation of the underlying shares from the initial price.
Scenario 2	**The securities are not automatically redeemed early and the final price is *equal to or greater than* the downside threshold level.** ▪ The payment due at maturity will be (i) the stated principal amount plus (ii) the contingent coupon due on Maturity Date together with any previously unpaid contingent coupons with respect to any prior Observation Dates. ▪ Investors will not participate in any appreciation of the underlying shares from the initial price.
Scenario 3	**The securities are not automatically redeemed early and the final price is less than the downside threshold level.** ▪ The payment due at maturity will be the stated principal amount + [stated principal amount x (Reference Return + 10.00%) x Downside Leverage Factor]. ▪ If the securities are not redeemed early and the final price is less than the downside threshold level, you will lose approximately 1.1111% of the Principal Amount for each 1% that the final price is below the downside threshold level and, in extreme situations, you could lose all of your initial investment.

July 2026

Page 4

HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027

Based on the Performance of the Invesco QQQ Trust℠, Series 1

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing price and (2) the final price, relative to the initial price and the downside threshold level.


Determination Dates
Compare the closing price of the underlying shares against the call threshold level until the final determination date or any earlier redemption. HSBC will pay you an interest payment on each interest payment date unless the securities were previously redeemed early.
Initial Price
The closing price is equal to or greater than the call threshold level.
Early Redemption
You will receive (i) the stated principal amount plus (ii) the contingent coupon otherwise due on such date together with any previously unpaid contingent coupons with respect to any prior Determination Dates.
No further payment will be made on the securities once they have been redeemed.
The closing price is less than the call threshold level
No Early Redemption
If the final price is less than the downside threshold level, you will receive a contingent coupon with respect to the relevant potential redemption date only if the closing price of the underlying shares is greater than or equal to the downside threshold level.
If the final price is greater than or equal to the downside threshold level, and if a Contingent Coupon is not paid on a Coupon Payment Date because the official closing price of the underlying shares on that Observation Date is less than the coupon barrier, such Contingent Coupon will be paid on the Maturity Date. For the avoidance of doubt, once a previously unpaid Contingent Coupon has been paid on a later Coupon Payment Date, it will not be paid again on any subsequent Coupon Payment Date.

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see "Hypothetical Examples" beginning on the following page.

July 2026

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HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027
Based on the Performance of the Invesco QQQ Trust[SM], Series 1
Principal at Risk Securities

Hypothetical Examples

The below examples assume the following and are purely hypothetical (the actual terms of your security will be determined on the trade date; amounts may have been rounded for ease of analysis):

Hypothetical Initial Price:	$100.00
Hypothetical Call Threshold Level:	$100.00, which is equal to 100.00% of the hypothetical initial price
Hypothetical Downside Threshold Level:	$90.00, which is 90.00% of the hypothetical initial price
Hypothetical Coupon Barrier:	$90.00, which is 90.00% of the hypothetical initial price
Hypothetical Contingent Coupon:	Approximately $13.7167 (equivalent to 16.46% per annum of the stated principal amount) (to be determined on the trade date) per security for each applicable Coupon Payment Date
Observation Dates:	Monthly
Stated Principal Amount:	$1,000 per security
Downside Leverage Factor:	100/90.00, which is equal to approximately 1.1111

Example 1 — The Securities are called on the First Observation Date

Date	Official closing price	Payment (per Note)
First Observation Date	$130.00 (at or above initial price)	$1,013.7167 (Payment at Redemption)
		Total Payment: $1,013.7167 (1.3717% return)

Since the securities are called on the first Observation Date, HSBC will pay you on the applicable Call Settlement Date a total of $1,013.7167 per $1,000 Note, reflecting your Principal Amount plus the Contingent Coupon of $13.7167. The total return on the securities would be 1.3717%. No further amount will be owed to you under the securities.

Example 2 — The Securities are called on the Third Observation Date and the Official Closing Price is below the Coupon Barrier on the first two Observation Dates

Dates	Official closing price	Payment (per Note)
First Observation Date	$35.00 (below coupon barrier; below initial price)	$0.00 (Contingent Coupon Not Paid)
Second Observation Date	$45.00 (below coupon barrier; below initial price)	$0.00 (Contingent Coupon Not Paid)
Third Observation Date	$130.00 (at or above initial price)	$41.15 (Contingent Coupon)
		Total Payment: $1,041.15 (4.115% return) (Payment at Redemption)

Even though the Official Closing Price of the underlying shares is below the coupon barrier on the first two Observation Dates, since the securities are called on the third Observation Date and the Official Closing Price of the underlying shares is above the initial price on the third Observation Date, HSBC will pay you a total of $1,041.15 per $1,000 Note, reflecting your Principal Amount plus the Contingent Coupon of $13.7167 plus the two previously unpaid Contingent Coupons of $27.4333. The total return on the securities would be 4.115%.

Example 3 — The Securities are NOT called on any of the Observation Dates, the official closing price is below the Coupon Barrier on the first eleven Observation Dates and the Final Price of the Underlying Shares is greater than or equal to the Downside threshold level

Dates	Official closing price/Final price	Payment (per Note)
First Observation Date	$67.00 (below coupon barrier; below initial price)	$0.00 (Contingent Coupon Not Paid)
Second Observation Date	$65.00 (below coupon barrier; below initial price)	$0.00 (Contingent Coupon Not Paid)
Third to Eleventh Observation Dates	Various (below coupon barrier; below initial price)	$0.00 (Contingent Coupon Not Paid)
Final Valuation Date	$91.00 (at or above downside threshold level and coupon barrier; below Initial price)	$1,164.60 (Payment at Maturity)
		Total Payment: $1,164.60 (16.46% return)

Even though the official closing price of the underlying shares is below the coupon barrier on the first eleven Observation Dates, since the securities are not called and the final price of the underlying shares is above the downside threshold level and coupon barrier, HSBC will pay you a total of $1,164.60 at maturity per $1,000 Note, reflecting your Principal Amount plus the Contingent Coupon of $13.7167 plus the eleven previously unpaid Contingent Coupons of $150.8833. The total return on the securities would be 16.46%.

July 2026 Page 6

HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027
Based on the Performance of the Invesco QQQ Trust[SM], Series 1
Principal at Risk Securities

Example 4 — The Securities are NOT called on any of the Observation Dates and the Final Price of the Underlying Shares is below the downside threshold level

Dates	Official closing price /Final price	Payment (per Note)
First Observation Date	$90.00 (at or above coupon barrier; below initial price)	$13.7167 (Contingent Coupon)
Second Observation Date	$92.00 (at or above coupon barrier; below initial price)	$13.7167 (Contingent Coupon)
Third to Eleventh Observation Dates	Various (at or above coupon barrier; below initial price)	$123.453 (Contingent Coupons)
Final Valuation Date	$40.00 (below downside threshold level and coupon barrier)	$1,000 + [($1,000 x (Reference Return + 10.00%) x Downside Leverage Factor] = $1,000 + ($1,000 x (-60%+10%) x 100/90.00 = $1,000 + ($1,000 x -50%) x 1.1111 = $1,000 – $555.556 = $444.444 (Payment at Maturity)
		Total Payment: $595.328 (-40.4672% return)

Since the securities are not called and the final price is below the downside threshold level, HSBC will pay you at maturity $444.444 per security. In addition, the final contingent coupon will not be payable because the final price is also below the coupon barrier. When added to the contingent coupon payment of $150.8833 received in respect of the first eleven observation dates, HSBC will have paid you $595.328 per Note, for a -40.4672% total return on the securities.

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that HSBC is not necessarily obligated to repay the full amount of your initial investment. If the securities are not automatically redeemed early and the final price is less than the downside threshold level, in extreme situations you could lose all of your initial investment.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of HSBC to satisfy its obligations as they come due. If HSBC were to default on its obligations under the securities, you could lose all of your initial investment.

July 2026 Page 7

HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027
Based on the Performance of the Invesco QQQ Trust[SM], Series 1
Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

- You fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
- You are willing to make an investment that is exposed to the Downside Leverage Factor of approximately 1.1111x for each percentage point that the Reference Return is below -10.00% and you understand that the Downside Leverage Factor may magnify your losses up to a 100% loss of your investment.
- You believe that the final price of the underlying shares will be equal to or greater than the downside threshold level.
- You understand that you may not receive any contingent coupon payments over the term of the securities.
- You believe that the official closing price of the underlying shares on some or all of the Observation Dates and the final price will not be below the coupon barrier.
- You understand and accept that you will not participate in any appreciation in the price of the underlying shares and that any positive return is limited to the contingent coupons received, which will depend on the applicable number of coupon payment dates on which the securities remain outstanding.
- You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying shares.
- You are willing to invest in the securities based on the contingent coupon, the downside threshold level and the call threshold level indicated on the cover hereof.
- You are willing to forgo any dividends paid on in the underlying shares.
- You are willing to invest in securities that may be redeemed prior to the maturity date and you are otherwise willing to hold such securities to maturity, a term of approximately 12 months, and accept that there may be little or no secondary market.

The securities may not be suitable for you if:

- You do not fully understand the risks of an investment in the securities, including the risk of loss of all of your initial investment.
- You require an investment designed to provide a full return of principal at maturity.
- You are unwilling to make an investment that is exposed to the Downside Leverage Factor of approximately 1.1111x for each percentage point that the Reference Return is below -10.00%, up to a 100% loss of your investment.
- You believe that the final price of the underlying shares is likely to be less than the downside threshold level.
- You believe that the official closing price of the underlying shares on some or all of the Observation Dates or the final price will be below the coupon barrier.
- You seek an investment that participates in the appreciation in the price of the underlying shares or that has unlimited return potential.
- You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside price fluctuations of the underlying shares.
- You are unwilling to invest in the securities based on the contingent coupon, the downside threshold level or the call threshold level indicated on the cover hereof.
- You prefer to receive any dividends paid on the underlying shares.
- You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 12 months, or you seek an investment for which there will be an active secondary market.
- You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

July 2026

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HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027
Based on the Performance of the Invesco QQQ Trust[SM], Series 1
Principal at Risk Securities

- You do not seek an investment for which there will be an active secondary market.
- You are willing to accept the risk and return profile of the securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.
- You are comfortable with the creditworthiness of HSBC, as Issuer of the securities.

- You seek an investment for which there will be an active secondary market.
- You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.
- You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the securities.

July 2026 Page 9

HSBC

Buffered Contingent Income Auto-Callable Securities with Memory and Downside Leverage due July 21, 2027

Based on the Performance of the Invesco QQQ Trust℠, Series 1

Principal at Risk Securities

Risk Factors

We urge you to read the section "Risk Factors" beginning on page S-1 of the accompanying prospectus supplement and page S-1 of the accompanying ETF Underlying Supplement. Investing in the securities is not equivalent to investing directly in the underlying shares. You should understand the risks of investing in the securities and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the securities in light of your particular financial circumstances and the information set forth in this document and the accompanying ETF Underlying Supplement, prospectus supplement and prospectus.

In addition to the risks discussed below, you should review "Risk Factors" in the accompanying prospectus supplement and ETF Underlying Supplement including the explanation of risks relating to the securities described in the following sections:

"—Risks Relating to All Note Issuances" in the prospectus supplement; and

"—General Risks Related to Index Funds" in the ETF Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

Risks Relating to the Structure or Features of the Securities

- **The securities do not guarantee the return of any principal and your investment in the securities may result in a loss.** The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the stated principal amount at maturity. The return on the securities is linked to the performance of the underlying shares, and will depend on whether the official closing price of the underlying shares on the Observation Dates or the final price, as applicable, is at or above the coupon barrier or call threshold level. If the securities are not called, HSBC will only pay you the Principal Amount of your securities (plus the final Contingent Coupon and any previously unpaid Coupon Payments with respect to prior Observation Dates) if the final price is greater than or equal to the downside threshold level and coupon barrier and will only make such payment at maturity. You will not participate in any appreciation of the underlying shares. If the securities are not called and the final price is less than the downside threshold level, the Downside Leverage Factor may magnify your losses up to a 100% loss of your investment.
- **The contingent repayment of principal applies only if you hold the securities to maturity.** You should be willing to hold your securities to maturity. If you are able to sell your securities prior to an early redemption or maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the underlying shares at such time is equal to or greater than the downside threshold level.
- **Higher Contingent Coupons or lower downside threshold levels are generally associated with underlying shares with greater expected volatility and therefore can indicate a greater risk of loss.** "Volatility" refers to the frequency and magnitude of changes in the price of the underlying shares. The greater the expected volatility with respect to the underlying shares on the pricing date, the higher the expectation as of the pricing date that the price of the underlying shares could close below its downside threshold level on the final determination date, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher contingent coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower downside threshold level or a higher contingent coupon) than for similar securities linked to the performance of the underlying shares with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher contingent coupon may indicate an increased risk of loss. Further, a relatively lower downside threshold level may not necessarily indicate that the securities have a greater likelihood of a repayment of principal at maturity. The volatility of the underlying shares can change significantly over the term of the securities. The price of the underlying shares for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the underlying shares and the potential to lose some or all of your principal at maturity.
- **The securities may be called prior to the maturity date.** If the securities are called early, the holding period over which you will receive coupon payments could be as little as 1 month. If the securities are redeemed prior to the maturity date, you

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will receive no more coupon payments. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk following an automatic call.

- **Investors will not participate in any appreciation in the price of the underlying shares and will not have the same rights during the term of the securities as holders of the underlying shares.** Investors will not participate in any appreciation in the price of the underlying shares from the Initial Price and the return on the securities will be limited to the coupon payments received, which will depend on the number of coupon payment dates on which the securities remain outstanding. It is possible that the securities could be subject to an early redemption so that you will receive few coupon payments. If you do not earn sufficient coupon payments on the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Further, investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights during the term of the securities with respect to the underlying shares, and any such dividends or distributions will not be factored into the calculation of the payment at maturity.

Risks Relating to the Underlying Shares

- **Investing in the securities is not equivalent to investing in the underlying shares.** Investing in the securities is not equivalent to investing in the underlying shares. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares.
- **The performance and market value of the underlying shares during periods of market volatility may not correlate with the performance of its underlying index as well as the net asset value per share of the underlying shares.** During periods of market volatility, securities underlying the underlying shares may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlying shares and the liquidity of the underlying shares may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlying shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the underlying shares. As a result, under these circumstances, the market value of shares of the underlying shares may vary substantially from the net asset value per share of the underlying shares. For all of the foregoing reasons, the performance of the underlying shares may not correlate with the performance of the underlying index as well as the net asset value per share of the underlying shares, which could materially and adversely affect the value of the securities in the secondary market and/or reduce your payment at maturity, if any.
- **There is limited anti-dilution protection.** For certain events affecting the underlying shares, such as stock splits or extraordinary dividends, the calculation agent may make adjustments to the amount payable at maturity. However, the calculation agent is not required to make an adjustment for every corporate action which affects the underlying shares. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.
- **Non-U.S. Securities Risk.** Some of the equity securities held by the QQQ are issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities, such as the Notes, involve risks associated with the home countries of the issuers of those non-U.S. equity securities. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

General Risk Factors

- **Credit risk of HSBC USA Inc.** The securities are senior unsecured debt obligations of the issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the securities depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC

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may affect the market value of the securities and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities and could lose your entire investment.

- **The estimated initial value of the securities, which will be determined by us on the trade date, is expected to be less than the price to public and may differ from the market value of the securities in the secondary market, if any.** The estimated initial value of the securities will be calculated by us on the trade date and is expected to be less than the price to public. The estimated initial value will reflect our and our affiliates' internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

- **The price of your securities in the secondary market, if any, immediately after the trade date is expected to be less than the price to public.** The price to public takes into account certain costs. These costs include the underwriting discount, our affiliates' projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the underlying shares and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

- **No affiliation with the issuer of the underlying shares.** We are not affiliated with the issuer of the underlying shares. We have not made any independent investigation of the adequacy or completeness of the information about the issuer of the underlying shares contained in this free writing prospectus. You should make your own investigation into the underlying shares and the issuer of the underlying shares. We are not responsible for the underlying shares issuer's public disclosure of information, whether contained in SEC filings or otherwise.

- **If HSBC Securities (USA) Inc. were to repurchase your securities immediately after the original issue date, the price you receive may be higher than the estimated initial value of the securities.** Assuming that all relevant factors remain constant after the original issue date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the securities in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the estimated initial value on the trade date for a temporary period expected to be approximately 3 months after the original issue date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

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- **Hedging and trading activity by our affiliates could adversely affect the value of the securities.** One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying shares), including trading in the underlying shares. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the Initial Price and, as a result, the downside threshold level which is the price at or above which the underlying shares must close on the final determination date, if the securities are not called prior to maturity, in order for you to avoid being exposed to the negative price performance of the underlying shares at maturity. Additionally, such hedging or trading activities during the term of the securities could adversely affect the price of the underlying shares on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity.
- **The calculation agent, which is HSBC or one of its affiliates, will make determinations with respect to the securities.** As calculation agent, HSBC or one of its affiliates will determine the initial price, the downside threshold level, the final price, whether the securities will be redeemed following any determination date, whether a market disruption event has occurred, whether to make any adjustments to the closing price of the underlying shares on any determination date or the final price and the payment that you will receive upon an automatic early redemption or at maturity, if any. Moreover, certain determinations made by HSBC or one of its affiliates in its capacity as calculation agent may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events. These determinations, which may be subjective, may adversely affect the payout to you upon an automatic early redemption or at maturity, if any. See "Additional Terms of the Notes—Share Delisting, Nationalization, Insolvency", "—Merger Event and Tender Offer" and "—Market Disruption Event" in the ETF Underlying Supplement.
- **The securities are not insured by any governmental agency of the United States or any other jurisdiction.** The securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full amounts due on the securities.
- **The market price will be influenced by many unpredictable factors.** Several factors will influence the value of the securities in the secondary market and the price at which HSBC Securities (USA) Inc. may be willing to purchase or sell the securities in the secondary market, including: the trading price, volatility (frequency and magnitude of changes in value), and dividend yield of the underlying shares, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the underlying shares and which may affect the final price of the underlying shares, the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the final price and any actual or anticipated changes in our credit ratings or credit spreads. The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. You may receive less, and possibly significantly less, than the stated principal amount per security if you sell your securities prior to maturity.
- **The securities will not be listed on any securities exchange and secondary trading may be limited.** The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. HSBC Securities (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to transact. If, at any time, HSBC Securities (USA) Inc. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

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Principal at Risk Securities

- **The U.S. federal income tax consequences of an investment in the securities are uncertain.** There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes.

  Please read the discussion under "Additional Information About the Securities – Additional Provisions – Tax considerations" in this document concerning the U.S. federal income tax consequences of an investment in the securities. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent monthly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. If the Internal Revenue Service ("IRS") were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. **Non-U.S. Holders should note that the entire amount of the contingent monthly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and we will not be required to pay any additional amounts with respect to amounts withheld.** We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

  In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any U.S. Treasury Department regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdictions.

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Principal at Risk Securities

Information about the Underlying Shares

Invesco QQQ Trust℠, Series 1

Invesco QQQ Trust℠, Series 1 ("QQQ") is a unit investment trust. The QQQ tracks the Nasdaq-100 Index®, which includes 100 of the largest non-financial companies by market cap listed on Nasdaq. The QQQ reflects companies across major industry groups. Shares of this QQQ are listed and trade on the NASDAQ under the symbol "QQQ."

For more information about the QQQ, see "The Invesco QQQ Trust℠, Series 1" beginning on page S-58 of the accompanying ETF Underlying Supplement.

Information as of market close on July 15, 2026:

Bloomberg Ticker Symbol:	QQQ	**52 Week High (on 06/02/2026):**	$746.16
Current Share Price:	$717.74	**52 Week Low (on 08/01/2025):**	$553.88
52 Weeks Ago:	$556.72		

This document relates only to the securities offered hereby and does not relate to the underlying shares or other securities of the underlying shares issuer. We have derived all disclosures contained in this document regarding the underlying shares from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying shares. Neither we nor the agent has made any independent investigation as to the accuracy or completeness of such publicly available documents or any other publicly available information regarding the underlying shares. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying shares or the issuer of underlying shares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying shares.

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Principal at Risk Securities

Historical Information

The graph below is based on the closing prices of the underlying shares for each day in the period from July 15, 2016 to July 15, 2026. We obtained the information in the table below from Bloomberg LP, without independent verification. The historical performance of the underlying shares should not be taken as an indication of their future performance, and no assurance can be given as to the price of the underlying shares at any time, including on the determination dates.

Historical Performance of the Invesco QQQ Trust^SM, Series 1 – Daily Closing Prices
July 15, 2016 to July 15, 2026


800
600
400
200
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026

*The black solid line indicates the hypothetical downside threshold level.

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Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions	
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
CUSIP:	40447EW77
ISIN:	US40447EW779
Minimum ticketing size:	$1,000 / 1 security
Events of default and acceleration:	If the securities have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the securities, the calculation agent will determine the accelerated payment due and payable at maturity in the same general manner as described in "Summary Terms - Payment at maturity" in this free writing prospectus except that the accelerated contingent coupon will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In that case, the scheduled trading day preceding the date of acceleration will be used as the final determination date for purposes of determining the final price. If a market disruption event exists with respect to the underlying shares on that scheduled trading day, then the accelerated final determination date for the underlying shares will be postponed for up to 5 scheduled trading days (in the same manner used for postponing the originally scheduled final determination date). The accelerated maturity date will then be the third business day following the postponed accelerated final determination date. If the securities have become immediately due and payable following an event of default, you will not be entitled to any additional payments with respect to the securities. For more information, see "Description of Debt Securities—Senior Debt Securities—Events of Default" in the prospectus.
Tax considerations:	**Prospective investors should note that the discussion under the section called "U.S. Federal Income Tax Considerations" in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.** The following summary is a general discussion of the material U.S. federal tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who: • purchase the securities at their "issue price"; and • hold the securities as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as: • certain financial institutions; • insurance companies; • certain dealers and traders in securities, commodities or foreign currencies; • investors holding the securities as part of a "straddle," conversion transaction, integrated transaction or constructive sale transaction; • investors subject to special tax accounting rules under Section 451(b) of the Code; • U.S. Holders, as defined below, whose functional currency is not the U.S. dollar; • partnerships or other entities classified as partnerships for U.S. federal income tax purposes; • regulated investment companies; • real estate investment trusts; • tax-exempt entities, including an "individual retirement account" or "Roth IRA", as defined in Section 408 or 408A of the Code, respectively; or • persons subject to the alternative minimum tax. As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury Department regulations, all as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisors with regard

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to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security could be treated as a single financial contract that provides for a contingent monthly payment. Pursuant to the terms of the securities, you agree to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a contingent monthly payment that will be treated as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. We intend to treat the securities consistent with this approach. Subject to the limitations described herein, and based on certain factual representations received from us, in the opinion of our special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a single financial contract that provides for contingent payments.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or the courts will agree with the tax treatment described herein. Accordingly, you should consult your tax advisor regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities) and with respect to any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

We will not attempt to ascertain whether the issuer of the underlying shares or any of the entities whose stock is included in the underlying shares would be treated as a passive foreign investment company ("PFIC") or United States real property holding corporation ("USRPHC"), both as defined for U.S. federal income tax purposes. If the issuer of the underlying shares or any of the entities whose stock is included in the underlying shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder, as defined below, in the case of a USRPHC. You should refer to information filed with the SEC and other authorities by the issuer of the underlying shares and the entities whose stock is included in the underlying shares, and consult your tax advisor regarding the possible consequences to you if the issuer of the underlying shares or one or more of the entities whose stock is included in the underlying shares is or becomes a PFIC or a USRPHC.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term "U.S. Holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes:

- an individual who is a citizen or resident of the United States, for U.S. federal income tax purposes;
- a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or
- an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source.

The term "U.S. Holder" also includes certain former citizens and residents of the United States.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder's tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Contingent Monthly Payment. Any contingent monthly payment on the securities should be taxable as ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Early Redemption or Settlement of the Securities. Upon a sale, exchange, early redemption or settlement of the securities at maturity, a U.S. Holder should recognize capital gain or loss equal to the difference between the amount realized (other than with respect to cash attributable to the contingent monthly payment, which should be treated as discussed above) on the sale, exchange, early redemption or settlement and the U.S. Holder's tax basis in the securities sold, exchanged, redeemed or settled. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange, early

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redemption or settlement, and should be short-term capital gain or loss otherwise. The deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the tax treatment described above. In particular, the IRS could seek to treat a security as a single debt instrument. If a security that has a term of one year or less were treated as a single debt instrument, the security could be treated as a single contingent short-term debt instrument, which would result in tax consequences that are different from those described above. If a security that has a term of more than one year were treated as a single debt instrument, such a debt instrument could be subject to the special tax rules governing contingent payment debt instruments. If a security with a term of more than one year were so treated, a U.S. Holder would generally be required to accrue interest income over the term of the securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the securities. In addition, any gain such U.S. Holder might recognize upon the sale, exchange, early redemption or settlement of the securities would be ordinary income and any loss recognized by such U.S. Holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above. For example, the IRS could assert that any gain or loss that a U.S. Holder may recognize upon the sale, exchange, early redemption or maturity of the securities should be treated as ordinary gain or loss. Other alternative federal income tax treatments of the securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the securities.

On December 7, 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses on whether to require holders of "prepaid forward contracts" and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a security that is for U.S. federal income tax purposes:

- an individual who is classified as a nonresident alien;
- a foreign corporation; or
- a foreign trust or estate.

The term "Non-U.S. Holder" does not include any of the following holders:

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- a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
- certain former citizens or residents of the United States; or
- a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of contingent monthly payments on the securities is uncertain, the entire amount of the contingent monthly payments will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. In order to claim an exemption from or a reduction in the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for a reduction of, or an exemption from, withholding under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax advisors regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

A "dividend equivalent" payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments ("ELIs") that are "specified ELIs" may be treated as dividend equivalents if such specified ELIs reference an interest in an "underlying security," which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the Issuer's determination that the securities are not "delta-one" instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying shares or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying shares or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

U.S. Federal Estate Tax

Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals' gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale, exchange, early redemption or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a 30% U.S. withholding tax on certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends ("Withholdable Payments"), if paid to a foreign financial institution (including amounts paid to a foreign financial institution on behalf of a

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	holder), unless such institution enters into an agreement with the U.S. Treasury Department to collect and provide to the U.S. Treasury Department substantial information regarding U.S. account holders, including certain account holders that are foreign entities with U.S. owners, or otherwise establishes an exemption. The legislation also generally imposes a withholding tax of 30% on Withholdable Payments made to a non-financial foreign entity unless such entity provides the withholding agent with a certification that it does not have any substantial U.S. owners or a certification identifying the direct and indirect substantial U.S. owners of the entity or otherwise establishes an exemption. Under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds. Holders are urged to consult with their own tax advisors regarding the possible implications of this legislation on their investment in the securities.
Calculation agent:	HSBC USA Inc. or one of its affiliates.
Supplemental plan of distribution (conflicts of interest):	Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the securities from HSBC for distribution to Morgan Stanley Wealth Management. HSBC Securities (USA) Inc. will act as agent for the securities and will receive a fee of $1.00 per $1,000 stated principal amount and will pay Morgan Stanley Wealth Management a fixed sales commission of $0.50 for each security they sell. Of the $1.00 per $1,000 stated principal amount received by HSBC Securities (USA) Inc., acting as agent for HSBC, HSBC Securities (USA) Inc. will pay Morgan Stanley Wealth Management a structuring fee of $0.50 for each security. In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice. We expect that delivery of the securities will be made against payment for the securities on or about the original issue date set forth on the cover page of this document, which is more than one business day following the trade date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than one business day prior to the original issue date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-87 in the prospectus supplement.
Where you can find more information:	This free writing prospectus relates to an offering of securities linked to the underlying shares. The purchaser of a security will acquire a senior unsecured debt security of HSBC USA Inc. We reserve the right to withdraw, cancel or modify this offering and to reject orders in whole or in part. Although the offering of the securities relates to the underlying shares, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the underlying shares or as to the suitability of an investment in the securities. HSBC has filed a registration statement (including a prospectus, a prospectus supplement and ETF Underlying Supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and ETF Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and ETF Underlying Supplement if you request them by calling (212) 525-8010. You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024 and the ETF Underlying Supplement dated February 21, 2024. If the terms of the securities offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or ETF Underlying Supplement, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, on page S-1 of the accompanying ETF Underlying Supplement and page S-1 of the accompanying prospectus supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc. You may access these documents on the SEC web site at www.sec.gov as follows: The ETF Underlying Supplement at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025949/tm244959d4_424b2.htm The prospectus supplement at:

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	https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm The prospectus at: https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

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